Exhibit 10.2
AGREEMENT
     This Agreement is dated as of the 1st day of February, 2007, and is made by the undersigned entities and individuals (the “Stockholders”), acting severally and not jointly, and Lime Energy Co., a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the Stockholders are parties with the Company to that certain Securities Purchase Agreement dated as of June 29, 2006 (the “Purchase Agreement”; capitalized terms which are used herein and are defined in the Purchase Agreement and not otherwise defined herein are used with the meanings given such terms in the Purchase Agreement); and
     WHEREAS, on June 7, 2006, the Company’s board of directors approved a 1 for 15 reverse split of the Company’s common stock (the “Reverse Split”), such that every 15 outstanding shares would be combined into one share, with such Reverse Split to be effective on June 15, 2006; and
     WHEREAS, on June 29, 2006, the parties closed the transactions contemplated by the Purchase Agreement and the Company issued to the Stockholders shares of the Company’s common stock, par value $0.0001 per share, in the amounts set forth on Schedule I to the Purchase Agreement (with respect to Purchasers) and in the amounts set forth on Schedule II to the Purchase Agreement (with respect to Series E Holders); and
     WHEREAS, at the time of entering into, and closing the transactions under, the Purchase Agreement, the Company and the Stockholders believed that the Reverse Split had become effective and the purchases of shares of common stock by the Purchaser and the conversion of shares of Series E Preferred into shares of common stock by the Series E Holders under the Purchase Agreement were premised on that understanding; and
     WHEREAS, the parties now understand that the Reverse Split did not become effective on June 15, 2006 and only became effective when it was set forth in an amendment to the Company’s certificate of incorporation duly adopted by the directors and stockholders of the Company in accordance with the Delaware General Corporation Law and filed with the Secretary of State of Delaware, which did not occur until January 23, 2007; and
     WHEREAS, as a result of the foregoing, the Reverse Split became effective after the closing under the Purchase Agreement and the shares of common stock issued to the Stockholders under the Purchase Agreement have been subjected to the Reverse Split, such that every 15 of such shares have been combined into one share of common stock on January 23, 2007; and
     WHEREAS, the Stockholders may have rights against the Company by reason of the Reverse Split not having been effective prior to closing under the Purchase Agreement, and the Company has offered to issue additional shares of common stock to each of the Stockholders, as more fully described below, to bring each Stockholder up to the number of shares which such Stockholder acquired from the Company on June 29, 2006, in return for each Stockholder’s waiving any claims which he, she or it may have against the Company arising by reason of the Reverse Split not having been effective prior to the closing under the Purchase Agreement, and the Stockholders have severally agreed to accept such offer as set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, each Stockholder, for itself only, hereby agrees with the Company as follows:
     1. Offer to Issue Catch Up Shares; Release of Claims. Set forth below is a table which lists each Stockholder and shows the number of shares of common stock issued to such Stockholder by the Company on June 29, 2006 pursuant to closing under the Purchase Agreement (such Stockholder’s “June 29 Shares”), the number of shares into which the June 29 Shares of such Stockholder were combined on January 23, 2007 pursuant to the Reverse Split becoming effective on that date, and the number of shares which the Company has offered to issue to such Stockholder (such Stockholder’s “Catch-Up Shares”) in return for such Stockholder’s entering into this Agreement and waiving any claims which he, she or it may have against the Company by reason of the Reverse Split not having been effective prior to the closing under the Purchase Agreement and becoming effective on January 23, 2007:

			Number Of "Catch
	No. Of June 29	Number Of Shares	Up" Shares To Be
Stockholder	Shares Acquired	After Reverse-Split	Issued
David R. Asplund	1,854,200	123,613	1,730,587
Augustine Fund LP	2,628,000	175,200	2,452,800
Chris Capps	25,000	1,667	23,333
Cinergy Ventures II, LLC	3,002,293	200,153	2,802,140
John Donohue	294,000	19,600	274,400
Gregory Ekizian	400,000	26,667	373,333
Robert L. Gipson	2,363,600	157,573	2,206,027
Thomas Gipson	1,500,000	100,000	1,400,000
Julia Gluck	100,000	6,667	93,333
John Thomas Hurvis
Revocable Trust	540,053	36,004	504,049
Rebecca Kiphart	200,000	13,333	186,667
Richard P. Kiphart	14,603,400	973,560	13,629,840
Laurus Master Fund Ltd.	1,343,461	89,564	1,253,897
Leaf Mountain Company, LLC	3,315,900	221,060	3,094,840
Martin Mellish	250,000	16,667	233,333
Nikolaos D. Monoyios	2,363,600	157,573	2,206,027
Nettlestone Enterprise Ltd.	1,500,000	100,000	1,400,000
SF Capital Partners	4,237,600	282,507	3,955,093
David W. Valentine	345,700	23,047	322,653

     Each Stockholder, as to himself, herself or itself only, hereby acknowledges and agrees to the correctness of the information in the table set forth above as to such Stockholder, and agrees to accept from the Company the designated number of Catch-Up Shares indicated for such Stockholder in such table. In consideration for the Company’s issuance to such Stockholder of the indicated number of Catch-Up Shares, such Stockholder hereby relinquishes, releases and waives any claims he, she or it may have against the Company under the Purchase Agreement or otherwise in respect of the Reverse Split not having been effective prior to closing under the Purchase Agreement and becoming effective on January 23, 2007, including any claim for breach of any warranty of the Company as to its outstanding capital stock.
     The Company agrees with each Stockholder, severally, to issue to such Stockholder such Stockholder’s Catch-Up Shares promptly (and in any event within five (5) business days) following the execution of this Agreement by such Stockholder and delivery by such Stockholder to the Company of the existing certificates evidencing his, her or its June 29 Shares for replacement. Each Stockholder agrees to deliver such certificates to the Company as soon as practicable following execution of this Agreement by such Stockholder. All certificates evidencing any Catch-Up Shares shall be legended to the extent applicable under the Purchase Agreement with respect to the shares issued thereunder.
     2. Stockholders’ Representation and Warranty. Each Stockholder, for himself, herself or itself only, hereby represents and warrants to the Company that such Stockholder has not sold, transferred or otherwise disposed of any of the shares which were issued to it under the Purchase Agreement, as such shares have been combined pursuant to the Reverse Split, and such Stockholder continues to own all such shares. Each Stockholder acknowledges that the number of such Stockholder’s Catch-Up Shares has been determined in reliance upon this representation and warranty, and accordingly that in the event that this representation and warranty is untrue with respect to such Stockholder, the Company shall be entitled to an equitable reduction to the number of Catch-Up Shares issued to such Stockholder under this Agreement.
     3. Registration Obligation. This Agreement shall not be construed to affect or modify the Company’s obligation to have the Registration Statement declared effective in accordance with Section 5.1 of the Purchase Agreement. Such obligation continues as provided in the Purchase Agreement, and the Company agrees to include in such registration statement the Catch-Up Shares issued to each Stockholders pursuant to this Agreement, except as has been otherwise agreed by the Company and such Stockholder.
     4. Miscellaneous.
     (a) All of the WHEREAS clauses and other recitals at the beginning of this Agreement are hereby incorporated into and made part of this Agreement.
     (b) This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     (c) This Agreement may be amended only by written execution by all parties.
     (d) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     (e) This Agreement is an agreement between the Company and each of the Stockholders which executes this Agreement, without regard to whether any other Stockholders execute this Agreement. As between the Company and each Stockholder, this Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same agreement between the Company and such Stockholder and each of which shall be deemed an original. Delivery by facsimile by any Stockholder to the Company of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Delivery by facsimile by the Company to any Stockholder of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered to such Stockholder. It shall not be necessary for any Stockholder to deliver to any other Stockholder, by facsimile or otherwise, an executed counterpart of this Agreement for the signature of such signing Stockholder to be effective.
     (f) THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.
     [Balance of page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the undersigned have severally executed this Agreement as of the day and year first above written.

LIME ENERGY CO.

By: /s/ Jeffrey R. Mistarz
Name: Jeffrey R. Mistarz
Title: Executive Vice President and Chief Financial Officer

GREGORY H. EKIZIAN REVOCABLE TRUST

By: /s/ Gregory H. Ekizian
Name: Gregory H. Ekizian
Title: Trustee

CINERGY VENTURES II, LLC

By: /s/ Brian Stallman
Name: Brian Stallman
Title: Vice President

LEAF MOUNTAIN COMPANY, LLC

By: /s/ John J. Jiganti
Name: John J. Jiganti
Title: Manager

AUGUSTINE FUND LP

By: /s/ John Porter
Name: John Porter
Title: President

SF CAPITAL PARTNERS, LTD.

By: /s/Brian H. Davidson
Name: Brian H. Davidson
Title: Managing Director

NETTLESTONE ENTERPRISES, LTD

By: /s/ Michael Betley
Name: Michael Betley
Title: Director

JOHN THOMAS HURVIS REVOCABLE TRUST

By: /s/ John Thomas Hurvis
Name: John Thomas Hurvis
Title: Trustee

/s/ Richard P. Kiphart

Richard P. Kiphart

/s/ David R. Asplund

David R. Asplund

/s/ David Valentine

David Valentine

/s/ Robert L. Gipson

Robert L. Gipson

/s/ Thomas L. Gipson

Thomas L. Gipson

/s/ Nikolaos D. Monoyios

Nikolaos D. Monoyios

/s/ Martin Mellish

Martin Mellish

/s/ Christopher W. Capps

Christopher W. Capps

/s/ Rebecca Kiphart

Rebecca Kiphart

/s/ Julia Gluck

Julia Gluck